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                                                                    EXHIBIT (II)


                           CERTIFICATE OF CORRECTION
                                    TO THE
                           CERTIFICATE OF AMENDMENT
                                      OF
                             KENETIC VENTURES LTD.


          Kenetic Ventures Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          1. The name of the corporation is Kenetic Ventures Ltd.

          2. A Certificate of Amendment was filed by the Secretary of State of Delaware on March 20, 1997, and said Certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said Certificate of Amendment to be corrected is as follows: the name "Kenetic" contained in the quoted section of Article First in paragraph 3 of the Certificate of Amendment was misspelled and should have been spelled "Kinetic."

          4. Article First of the Certificate of Amendment is Corrected to read as follows: "The name of the corporation (hereinafter sometimes called the `Corporation') is Kinetic Ventures Ltd."

          IN WITNESS WHEREOF, Kenetic Ventures Ltd. has caused this Certificate of Correction to be executed by its authorized officer the 4th day of April, 1997.


                                          Kenetic Ventures Ltd.



                                          By:  /s/ Brian Bayley
                                              -----------------------------
                                               Brian Bayley, President